EXHIBIT 21


                    SUBSIDIARIES OF THE REGISTRANT


Company (1)                                                       Jurisdiction
-----------                                                       ------------

Trigon Insurance Company (dba Trigon Blue Cross Blue Shield).....Virginia
   Primary Care First, L.L.C. (2)................................Virginia
Trigon Administrators, Inc.......................................Virginia
   HealthKeepers, Inc............................................Virginia
   Peninsula Health Care, Inc. (3)...............................Virginia
   Trigon Services, Inc..........................................Virginia
   Priority, Inc. (4)............................................Virginia
      Priority Health Care, Inc..................................Virginia
      Priority Insurance Agency, Inc.............................Virginia
Monticello Service Agency, Inc...................................Virginia
   Consolidated Holdings Corporation.............................Delaware
   Trigon Health and Life Insurance Company......................Virginia
   Health Management Corporation.................................Virginia
      Healthy Homecomings, Inc...................................Missouri
      Healthy Homecomings Incorporated of St. Louis..............Missouri
   Mid-South Insurance Company...................................North Carolina



(1) Unless otherwise indicated, subsidiaries are 100% owned by the Registrant or the indicated parent company.

(2)   50% owned

(3)   51% owned

(4)   80% owned